Exhibit 99.1

Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

Enzo Biochem, Inc. Enters Into $8.0 Million Senior Secured

Revolving Credit Facility with Healthcare Finance Group, LLC

NEW YORK, NY, June 11, 2013 -- Enzo Biochem, Inc. (ENZ:NYSE) announced today that it has arranged an $8 million senior secured revolving line of credit that may be increased to $12 million with Healthcare Finance Group, LLC (HFG), of New York, New York, that may be utilized for working capital and growth purposes. The new secured revolving line of credit will provide for advances against eligible receivables, as defined, of the Clinical Labs and Life Sciences segments.

Barry Weiner, President of Enzo Biochem, commented, “Enzo, as an integrated life sciences product and platform developer and provider of clinical services, is heavily involved in developing technologies to meet the new healthcare paradigms, from cutting edge diagnostics, to treatment, to drug product development. This financing is designed to provide our Company with growth capital in a non-dilutive manner. HFG has spent time developing a deep understanding of our business, and together we have structured a financing that will help us meet our goals.”

Claudia Gourdon, Senior Vice President and National Marketing Manager of HFG, added, “HFG is very pleased to be able to provide financing to this dynamic and growing company. Our understanding of the healthcare markets was instrumental in structuring this transaction. We appreciate Enzo’s confidence in us and we look forward to being Enzo’s financing partner for many years to come.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and therapeutics through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products systems and services that meet the ever-changing and rapidly growing needs of health care both today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

About Healthcare Finance Group, LLC

HFG is a specialty lender dedicated exclusively to providing secured debt financing to healthcare companies. HFG strives to custom-tailor its products to meet the specific needs of its clients. HFG has recently announced plans to be acquired by Fifth Street Finance, which will broaden the financing it will be able to bring to companies in the healthcare industry. HFG is headquartered in New York City and has new business offices throughout the U.S.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses are dependent on a number of factors outside of the control of the company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2012. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:

For Enzo Biochem, Inc.
Steven Anreder		Michael Wachs
Anreder & Company		CEOcast, Inc.
212-532-3232		212-732-4300
steven.anreder@anreder.com	or	mwachs@ceocast.com